Exhibit 10.25
Moleculin Biotech, Inc.
5300 Memorial Drive
Suite 950
Houston, TX 77007

March 16, 2020

Houston Pharmaceuticals, Inc.
2575 West Bellfort Street
Houston, Texas 77054

Dear Sir/Madam:

Houston Pharmaceuticals, Inc. (“HPI”) is currently utilizing certain lab space leased by Moleculin Biotech, Inc. (“Moleculin”) located at 2575 West Bellfort Street, Houston, Texas (the “Lab”). HPI hereby agrees that Moleculin shall be permitted to utilize the lab equipment owned or leased by HPI that is located in the Lab in exchange for paying $15,000 to HPI on or before 30 days after each calendar quarter ends and beginning on April 30, 2020. Additionally, Moleculin agrees to pay HPI an upfront nonrefundable retainer of $20,000. HPI agrees that it will not terminate this letter agreement for as long as it utilizes any of the leased space. Such termination must be given with a 60 days’ notice to become effective. Additionally, HPI agrees that Moleculin can offset any monies due HPI to Moleculin to such payments described above.

Very truly yours,

Moleculin Biotech, Inc.

By: /s/ Jonathan P. Foster, EVP & CFO
               Jonathan P. Foster, EVP & CFO

Agreed and Accepted:

Houston Pharmaceuticals, Inc.

By: /s/ Teresa Szwarocka-Priebe, Ph. D
Title: President